UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): April 30, 2011

Harley-Davidson, Inc.

(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The shareholders of Harley-Davidson, Inc. (the “Company”) approved the Harley-Davidson, Inc. Short-Term Incentive Plan for Senior Executives (the “Plan”) at the 2011 Annual Meeting of Shareholders held April 30, 2011 (the “Annual Meeting”). The Company will generally use the Plan to reward achievement of key annual goals and to enhance the ability of the Company and its affiliates to attract, motivate, reward and retain certain key employees, to strengthen their commitment to the Company, to promote near-term objectives of the Company, and to ensure annual incentive compensation can be tax deductible. The Company’s principal executive officer, principal financial officer, other officers who are named executive officers for Securities and Exchange Commission purposes and other eligible persons may receive awards under the Plan from time to time in the future, subject to limitations in the Plan.

Under the Plan, the Human Resources Committee of the Board (the “Human Resources Committee”) is required to fix performance pool percentages for each participant prior to the commencement of each plan year (or such later date as may be determined by the Human Resources Committee). The total of the performance pool percentages for all participants for a plan year must be less than or equal to 100%. The Human Resources Committee will fix a performance pool percentage for each participant at the same time that it selects the eligible employee participants in the Plan. A participant’s target award for the year is equal to his or her performance pool percentage multiplied by 3.5% of consolidated operating income of the Company before certain excluded items set forth in the Plan (the “Performance Pool”).

Following the end of each plan year, the Human Resources Committee will calculate the performance award amount for each participant. The Human Resources Committee may at any time prior to payment of the performance award, in its sole discretion, reduce the amount of any participant’s performance award by up to 100% based on any objective or subjective factors it deems appropriate. Such reductions need not be uniform among participants. The Human Resources Committee may, but is not required to, give one or more reasons for any such reduction. The Human Resources Committee will not have the discretionary authority to increase the amount of any performance award above the amount determined in accordance with the terms of the Plan and a participant’s award. Without limitation, a reduction in the amount of the performance award for one participant may not result in an increase in the amount of the performance award for another participant. The Human Resources Committee must affirmatively determine whether or not to reduce the amount of the performance award for each participant as soon as practicable following the end of each Plan Year. Under the Plan, no participant may receive more than $6 million in any one plan year.

The Human Resources Committee, with final approval by the Nominating and Corporate Governance Committee as to the Company’s Chief Executive Officer, approved Short-Term Incentive Plans (“STIPs”) that the Company refers to as Financial STIPs, which enable a participant to earn a payment based on quantifiable, objective factors, and a STIP that the Company refers to as a Leadership STIP, which enables a participant to earn a payment based on individual performance relative to key strategic imperatives and expected behaviors that are not necessarily easily quantifiable or objective, under the Plan for 2011, subject to receiving shareholder approval of the Plan. The Human Resources Committee will reduce the dollar amount that the Company calculates for each participant under the Plan for 2011 so that the resulting amount of annual incentive compensation that the Company actually pays to a participant for 2011 is the desired aggregate amount that the participant earned during the same year under the relevant Financial STIP and the Leadership STIP. The dollar values reflected in the table below show the range of aggregate potential payouts under the Financial STIPs and Leadership STIP for each of the named persons for 2011 without regard to the limits of the Plan. However, each participant will not be entitled to receive an amount exceeding the calculated dollar amount for such participant based on the amount representing such participant’s portion of the Performance Pool, which is based on the percentage of the Performance Pool that has been fixed for that participant. The amount of the Performance Pool and, therefore, the calculated amount for such participant are not determinable at this time.

Name and Position	Dollar Values ($)
Keith E. Wandell, President and CEO	$0 to $2,803,125
John A. Olin, Senior Vice President and CFO	$0 to $676,200
Matthew S. Levatich, President and COO—Motor Company	$0 to $1,179,900
Lawrence G. Hund, President and COO—HDFS	$0 to $740,600
Paul J. Jones, Vice President, General Counsel and Secretary	$0 to $431,250

The Plan is described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on March 25, 2011. The description of the Plan set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held April 30, 2011. At the Annual Meeting, the following directors were elected for terms expiring in 2012 by the votes indicated:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes
Barry K. Allen	174,866,290	1,341,584	12,282,100
R. John Anderson	173,948,259	2,259,615	12,282,100
Richard I. Beattie	174,460,379	1,747,495	12,282,100
George H. Conrades	159,297,700	16,910,174	12,282,100
Judson C. Green	175,085,446	1,122,428	12,282,100
Sara L. Levinson	173,374,362	2,833,512	12,282,100
N. Thomas Linebarger	161,332,601	14,875,273	12,282,100
George L. Miles, Jr.	142,701,059	33,506,815	12,282,100
Jochen Zeitz	95,748,425	80,459,449	12,282,100

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Approval of Amendments to Article V of the Restated Articles of Incorporation to adopt a simple majority vote	187,103,600	970,010	416,364	—
Approval of Amendments to Article VII of the Restated Articles of Incorporation to adopt a simple majority vote	187,278,163	899,813	311,998	—
Approval of amendments to delete Article VIII and renumber Article IX of the Restated Articles of Incorporation to adopt a simple majority vote	187,258,241	913,582	318,151	—
Approval of Harley-Davidson, Inc. Short-Term Incentive Plan for Senior Executives	171,588,927	4,148,395	470,552	12,282,100
Ratification of Ernst & Young LLP as the Company’s independent auditors	176,389,686	11,752,062	348,226	—
Advisory vote on compensation of named executive officers	170,997,512	4,563,992	646,370	12,282,100
Shareholder proposal regarding survivor benefits	46,403,226	128,067,228	1,737,420	12,282,100

	Shares Voted For 1 Year	Shares Voted For 2 Years	Shares Voted For 3 Years	Abstentions	Broker Non-Votes
Advisory vote on the frequency of the advisory vote on compensation of named executive officers	136,174,442	735,981	38,795,048	502,403	12,282,100

In light of these voting results and other factors, the Human Resources Committee of the Company’s Board of Directors, at its April 29, 2011 meeting, decided that the Company will hold an annual advisory vote on the compensation of its named executive officers. The Company will continue to hold annual advisory votes until the Company’s Board of Directors decides to hold the next shareholder advisory vote on the frequency of advisory votes on the compensation of its named executive officers. SEC regulations state that the Company must hold the votes on the frequency of the advisory vote on compensation of its named executive officers at least once every six years.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Harley-Davidson, Inc. Short-Term Incentive Plan for Senior Executives (incorporated by reference to Appendix D to the Company’s definitive proxy statement on Schedule 14A for the Company’s Annual Meeting of Shareholders held on April 30, 2011 (File No. 1-9183)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: May 5, 2011	By:	/s/ Stephen W. Boettinger
Stephen W. Boettinger
Assistant Secretary

HARLEY-DAVIDSON, INC.

Exhibit Index to Current Report on Form 8-K

Dated April 30, 2011

Exhibit Number

(10.1)	Harley-Davidson, Inc. Short-Term Incentive Plan for Senior Executives (incorporated by reference to Appendix D to the Company’s definitive proxy statement on Schedule 14A for the Company’s Annual Meeting of Shareholders held on April 30, 2011 (File No. 1-9183)).